                                                                      Exhibit 11

                           INTERNATIONAL PAPER COMPANY
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                     (In millions, except per share amounts)

                                                        For the Years Ended December 31,
                                                        --------------------------------
                                                             2003     2002      2001
                                                            ------   ------   -------
Net earnings (loss)                                         $  302   $ (880)  $(1,204)
Effect of dilutive securities                                   --       --        --
                                                            ------   ------   -------
Net earnings (loss) - assuming dilution                     $  302   $ (880)  $(1,204)
                                                            ======   ======   =======
Average common shares outstanding                            479.6    481.4     482.6
Effect of dilutive securities
   Long-term incentive plan deferred compensation               --       --      (1.0)
   Stock options                                               1.5      1.6        --
                                                            ------   ------   -------
Average common shares outstanding - assuming dilution        481.1    483.0     481.6
                                                            ======   ======   =======

Net earnings (loss) per common share                        $ 0.63   $(1.83)  $ (2.50)
                                                            ======   ======   =======

Net earnings (loss) per common share - assuming dilution    $ 0.63   $(1.83)  $ (2.50)
                                                            ======   ======   =======

Note: If an amount does not appear in the above table, the security was antidilutive for the period presented. Antidilutive securities include preferred securities of a subsidiary trust for 2002 and 2001. Stock options are antidilutive in periods when net losses are recorded.